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                                                                    Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 filed by Symbol Technologies, Inc. of our report dated April 30, 2004 relating to the financial statements of Matrics, Inc., which are incorporated by reference in Symbol Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
August 29, 2005